Director RSU Agreement (Deferred) – June 2019

DIRECTOR DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT
VOLT INFORMATION SCIENCES, INC.
2019 Equity Incentive Plan
This DIRECTOR DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), is granted as of June 14, 2019 (the “Grant Date”) between Volt Information Sciences, Inc., a New York corporation (the “Company”), and _____ (the “Participant”), and is made pursuant to the terms of the Company’s 2019 Equity Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.
Section 1.    Restricted Stock Units. The Company hereby issues to the Participant, as of the Grant Date, ______ restricted stock units (the “RSUs”, and each, an “RSU”), subject to such vesting, transfer and other restrictions and conditions set forth in this Agreement (the “Award”). Each RSU represents the right to receive one Share, subject to the terms and conditions set forth in this Agreement, the Plan and the Company’s Deferred Compensation and Supplemental Savings Plan (the “DCP”).
Section 2.    Vesting Requirements.
(a)    Generally. Except as otherwise provided herein, 100% of the RSUs shall vest on the first anniversary of the Grant Date (such date, the “Vesting Date”), subject to the Participant’s continuous service as a director of the Company (“Service”) from the Grant Date through the Vesting Date.
(b)    Terminations of Service. Upon the occurrence of a termination of the Participant’s Service for any reason (other than for Cause), the Participant shall vest in a number of RSUs equal to the total number of RSUs granted under this Agreement multiplied by a fraction, the numerator of which is the number of days of the Participant’s Service from May 1, 2019 through the first day of the month in which the termination of Service occurs, and the denominator of which is 365. Any RSUs that do not vest as a result of the foregoing shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount in respect thereof.
(c)    Change in Control. Upon a Change in Control that occurs prior to the Vesting Date, the vesting of RSUs shall be treated in accordance with Section 13 of the Plan (but the settlement of such RSUs shall, in all cases, be subject to, and administered in accordance with, the DCP).
Section 3.    Settlement.
(a)    Generally. Once vested, the RSUs shall be settled in accordance with the terms of the valid deferral election made by the Participant with respect to the RSUs under the DCP, in accordance with the terms and conditions of the DCP.
(b)    Settlement Subject to the Terms of the DCP. Notwithstanding anything herein to the contrary, all RSUs shall be settled by the Company in accordance with, and subject to, the terms and conditions of the DCP.
Section 4.    Restrictions on Transfer. No RSUs (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. Notwithstanding the foregoing, at the discretion of the Committee, RSUs may be transferred by the Participant in accordance with the DCP and the Plan.
Section 5.    Investment Representation. The Participant is acquiring the RSUs for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). No Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such Shares pursuant to an exemption from registration under the applicable securities laws. The Participant understands and agrees that none of the RSUs, and any Shares issued in respect thereof (if any), may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws. Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.
Section 6.    Adjustments. The Award granted hereunder shall be subject to adjustment as provided in Section 4(b) of the Plan.
Section 7.    No Right of Continued Service. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued service with the Company or its Affiliates.
Section 8.    No Rights as a Stockholder; Dividends. The Participant shall not have any privileges of a stockholder of the Company with respect to any RSUs, including without limitation any right to vote any Shares potentially issuable in respect of such RSUs or to receive dividends or other distributions in respect thereof, unless and until Shares underlying the RSUs are delivered to the Participant in accordance with the DCP. Notwithstanding the foregoing, any dividends payable with respect to the RSUs underlying the Award during the period from the Grant Date through the date the applicable RSUs are settled in accordance with the DCP will accumulate and be paid on a deferred basis in accordance with the DCP, so long as such RSUs have vested and have been settled in accordance with Section 2 of this Agreement. In no event shall the Participant be entitled to any payments relating to dividends paid after the earlier to occur of the settlement or forfeiture of the applicable RSUs underlying the Award and, for the avoidance of doubt, all accumulated dividends shall be forfeited immediately upon the forfeiture or cancellation of the Award or applicable portion thereof.
Section 9.    Clawback. The Award will be subject to recoupment in accordance with any existing clawback policy or clawback policy that the Company may be required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may otherwise be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”
Section 10.    Taxes. The Participant acknowledges and agrees that the Participant is not an employee of the Company and that, as an independent contractor, the Participant will be required to pay (and the Company will not withhold or remit) any applicable taxes in connection with this Award.
Section 11.    Amendment and Termination. Subject to the terms of the Plan, any amendment to this Agreement shall be in writing and signed by the parties hereto. Notwithstanding the immediately-preceding sentence, subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement and/or the Award; provided that, subject to the terms of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of the Participant or any holder or beneficiary of the Award shall not be effective without the written consent of the Participant, holder or beneficiary.
Section 12.    Construction. The Award granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan and the DCP. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.
Section 13.    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.
Section 14.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 15.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
Section 16.    Section 409A. This Award is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, or an exemption thereunder, and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of the Plan, the DCP or this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A shall be excluded from Section 409A to the maximum extent possible. The RSUs granted hereunder shall be subject to the provisions of Section 17 of the Plan. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company or any of its affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A or otherwise.
Section 17.    Entire Agreement. This Agreement, the DCP and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.
[SIGNATURES ON FOLLOWING PAGE]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Grant Date.
VOLT INFORMATION SCIENCES, INC.
By:
Nancy Avedissian
Senior Vice President, General Counsel & Corporate Secretary
PARTICIPANT:

Participant’s Signature
Name:
Address:

4849-3892-3418v2DEPTS.00106